EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in the Registration Statement on Form S-1/A of our report dated March 29, 2022 relating to the consolidated financial statements of Guided Therapeutics, Inc. as of and for the years ended December 31, 2021 and 2020 and consent to the reference to our Firm under the caption “Experts” in the Registration Statement.

/s/ UHY LLP

Sterling Heights, Michigan

July 12, 2022